SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


Date of Report:  December 11, 1998
(Date of earliest event reported)


             Asset Securitization Corporation (Series 1997 - MDVII)
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             (Exact name of registrant as specified in its charter)


   Delaware                     33-49370                   13-3672337
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(State or Other                (Commission              (I.R.S. Employer
Jurisdiction of               File Number)             Identification No.)
Incorporation)



        Two World Financial Center, Building B, New York, New York 10281
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                      Address of Principal Executive Office



       Registrant's telephone number, including area code: (212) 667-9300



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ITEM 5:  OTHER EVENTS

     Following losses experienced by NACC's subsidiary, The Capital Company of America LLC ("CCA") and Nomura Holding America Inc. ("NHA") (NACC's parent), the Board of Directors (the "NSC Board") of the ultimate parent of all of these companies, Nomura Securities Co., Ltd. ("NSC"), on September 21, 1998 authorized NSC to provide additional capital to NHA (which, in turn, authorized a capital contribution to CCA) designed to substantially restore the total capitalization (shareholder's equity plus subordinated debt) of NHA and CCA to the levels that existed on April 1, 1998 (that is, approximately $843 million of subordinated debt and common shareholder's equity) in the case of NHA, and to the level that existed on June 29, 1998 (that is, approximately $500 million of common shareholder's equity) in the case of CCA.

     As of September 25, 1998, and as authorized by the NSC Board as described above, NSC made an equity investment in NHA of approximately $380 million, and acquired (through Nomura Global Funding plc) subordinated debt of NHA in the amount of approximately $250 million. Accordingly, NHA on or about that time received a total of approximately $628 million in cash from or at the direction of NSC and wired approximately $214 million of that amount to CCA as equity capital. NHA subsequently contributed additional equity of another $214 million to CCA, based on CCA's mark-to-market losses estimated as of September 28, 1998. On October 22, 1998, NSC reported that its consolidated after-tax losses for the six-month period ending September 30, 1998 was $1,504,000,000 and NHA reported it had incurred a pre-tax loss of $1,160,000,000 for the same period. Approximately $566,000,000 of NHA's loss was attributable to mark-to-market losses in the value of CCA's assets. Following the report of those losses, NSC made an additional equity investment in NHA in the amount of $1,200,000,000.

     There can be no assurance that either CCA or NHA will not experience further losses, that NSC will provide additional capital to NHA or that NHA will contribute additional capital to CCA. In addition, current market uncertainty and volatility have had, and may continue to have, further significant adverse impact on the financial condition and/or operations of CCA and NHA.

     In another development, Ethan Penner, who was appointed Chief Executive Officer and President of CCA at its formation on June 29, 1998, resigned that office and was appointed Vice Chairman of the Board of Directors of CCA on August 14, 1998. Mr. Penner resigned as Vice Chairman of the Board of Directors on September 16, 1998. Also, William Wraith, IV, the co-chief executive officer and co-president of NHA and the chairman of the Board of Directors of NSI, and Mark McGauley, the chief operating officer of NHA, have resigned from those positions and as members of the CCA Board of Managers. On November 20, 1998, Boyd Fellows and Brian Pilcher, CCA's former Co-Chief Executive Officers resigned. CCA appointed Michael L. Hurdelbrink as its new Chief Executive Officer. Hurdelbrink was also appointed President and Chief Executive Officer of the Depositor. On December 11, 1998, NHA announced that CCA will not undertake any new loan commitments.





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     Pursuant to the  requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

                                                ASSET SECURITIZATION CORPORATION



                                                By: /s/ Michael Hurdelbrink
                                                    ----------------------------
                                                    Name:  Michael Hurdelbrink
                                                    Title: President & CEO

Date:  December 14, 1998